                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20519

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14 (a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for use of the commission
                                         only (as permitted by rule 14A-6
[X] Definitive Proxy Statement           (E)(2))

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to
    Rule 14a-12

                         FIRST KEYSTONE FINANCIAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -----------------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------------

       (5) Total fee paid:

       -----------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       -----------------------------------------------------------------------

       (2)  Form, Schedule or Registration Statement No.:

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       (3)  Filing Party:

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       (4)  Date Filed:

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
[FIRST KEYSTONE LOGO]

                                                               December 30, 2002


Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of First Keystone Financial, Inc. The meeting will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 22, 2003 at 2:00 P.M., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

      It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are for any reason unable to attend.

      Your continued support of and interest in First Keystone Financial, Inc. are sincerely appreciated.

                                            Sincerely,

                                            /s/ Donald S. Guthrie

                                            Donald S. Guthrie
                                            Chairman and Chief Executive Officer

                         FIRST KEYSTONE FINANCIAL, INC.
                              22 WEST STATE STREET
                            MEDIA, PENNSYLVANIA 19063
                                 (610) 565-6210


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 22, 2003

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Keystone Financial, Inc. (the "Company") will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 22, 2003 at 2:00 P.M., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

      (1) To elect two (2) directors for four-year terms or until their successors are elected and qualified;

      (2) To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 2003; and

      (3) To transact such other business as properly may come before the meeting or any adjournment thereof. As of the date hereof, management is not aware of any other such business.

      The Board of Directors has fixed December 6, 2002 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Carol Walsh

                                              Carol Walsh
                                              Corporate Secretary

Media, Pennsylvania
December 30, 2002

--------------------------------------------------------------------------------

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

--------------------------------------------------------------------------------

                          FIRST KEYSTONE FINANCIAL INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON JANUARY 22, 2003

      This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of First Keystone Financial, Inc. (the "Company"), the holding company of First Keystone Federal Savings Bank (the "Bank"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, January 22, 2003 at 2:00 P.M., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders. This Proxy Statement is first being mailed to stockholders on or about December 30, 2002.

      The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, then each proxy received will be voted FOR the nominees for director described herein, FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for fiscal 2003 and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (Carol Walsh, Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

      Only stockholders of record at the close of business on December 6, 2002 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,006,187 shares of Common Stock outstanding and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the meeting. Directors are elected by a plurality of the votes cast with a quorum present. The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors of the Company. Abstentions are considered in determining the presence of a quorum and will not affect the plurality vote required for the election of directors. The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required to ratify the appointment of the independent auditors. Under rules of the New York Stock Exchange, the proposals to elect directors and ratify the appointment of auditors are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes."

                INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR
                             AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

      The Restated Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes that are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years. One class is to be elected annually. Stockholders of the Company are not permitted to cumulate their votes for the election of directors.

      No directors or executive officers of the Company are related to any other director or executive officer of the Company by blood, marriage or adoption except for Donald G. Hosier, Jr. and Robert R. Hosier (who serves as a Senior Vice President of the Bank) who are brothers and Edmund Jones and Donald A. Purdy who are brothers-in-law. Each nominee for director currently serves as director of the Company. In addition, Messrs. Silvio F. D'Ignazio and Willard F. Letts and Mmes. Olive J. Faulkner and Joan G. Taylor serve as directors for the Bank. In October 2002, Mr. William J. O'Donnell was appointed director of the Bank and in November 2002 was appointed director of the Company.

      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below. If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, then the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

      The following tables present information concerning the nominees for director of the Company and each director of the Company whose term continues, including such person's tenure as a director of the Bank.

           NOMINEES FOR DIRECTOR FOR FOUR-YEAR TERMS EXPIRING IN 2007


                                                        Principal Occupation During              Director
         Name                        Age(1)                 the Past Five Years                    Since
--------------------------         -----------   -----------------------------------------      -----------
Donald S. Guthrie                      67        Chairman of the Board and Chief Executive         1994
                                                 Officer of the Company; served as
                                                 President of the Company from 1994 until
                                                 2002; President and Chief Executive
                                                 Officer of the Bank; previously a member
                                                 of the law firm of Jones, Strohm &
                                                 Guthrie, P.C., Media, Pennsylvania.

Edmund Jones                           84        Director; former Chairman of the Board of         1947
                                                 the Bank from 1979 until 1993; member of
                                                 the law firm of Jones, Strohm & Guthrie,
                                                 P.C., Media, Pennsylvania.


THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

DIRECTORS WHOSE TERMS EXPIRE IN 2004


                                                        Principal Occupation During              Director
         Name                        Age(1)                 the Past Five Years                    Since
--------------------------         -----------   -----------------------------------------      -----------
Donald A. Purdy                        79        Director; Chairman of the Board of the            1970
                                                 Bank from 1993 to 2002 and the Company
                                                 from 1994 to 2002; served as President of
                                                 the Bank from 1979 to 1990 and as
                                                 President and Chief Executive Officer of
                                                 the Bank from 1990 to 1993.


Thomas M. Kelly                        46        Director; President of the Company since          1997
                                                 2002; has served as Chief Financial
                                                 Officer of the Company since 1994; has
                                                 served as Chief Financial Officer of the
                                                 Bank since 1991 and Executive Vice
                                                 President since 1995; served as Senior
                                                 Vice President of the Bank from 1991 to
                                                 1995; former Senior Manager at Deloitte &
                                                 Touche LLP.

DIRECTORS WHOSE TERM EXPIRES IN 2005

                                                        Principal Occupation During              Director
         Name                        Age(1)                 the Past Five Years                    Since
--------------------------         -----------   -----------------------------------------      -----------
Donald G. Hosier, Jr.                  47        Director; President of First Keystone             2001
                                                 Insurance Services, LLC, a subsidiary of
                                                 the Bank, and a principal with Montgomery
                                                 Insurance Services, Inc., Media,
                                                 Pennsylvania, an insurance brokerage
                                                 firm.

Marshall J. Soss                       56        Director; President and Chief Executive           2001
                                                 Officer of KarMar Realty Group, Inc.,
                                                 Media, Pennsylvania, a commercial and
                                                 investment real estate service company.

DIRECTORS WHOSE TERMS EXPIRE IN 2006

                                                        Principal Occupation During              Director
         Name                        Age(1)                 the Past Five Years                    Since
--------------------------         -----------   -----------------------------------------      -----------
Edward Calderoni                       80        Director; Associate-broker of Century             1982
                                                 21-Alliance, a real estate firm located
                                                 in Aston and Media, Pennsylvania.

William J. O'Donnell, CPA              35        Director; Information Technology Manager          2002
                                                 with Wawa, Inc., Wawa, Pennsylvania since
                                                 2000; served as Information Technology
                                                 Manager with Vlasic Foods International,
                                                 Cherry Hill, New Jersey from 1998 to
                                                 2000; former Information Technology
                                                 Project Leader with ARCO Chemical Co.,
                                                 Newtown Square, Pennsylvania.

-----------
(1)   As of September 30, 2002.


STOCKHOLDER NOMINATIONS

      Article 6.F of the Company's Restated Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions set forth in such section. Stockholder nominations must be made pursuant to timely notice delivered in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting. No such notices were submitted to the Company's Secretary by November 24, 2002 for consideration at this Annual Meeting.

      Each written notice of a stockholder nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the person nominated thereby (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock that are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

COMMITTEES AND MEETINGS OF THE BOARD OF THE COMPANY AND BANK

      The Board of Directors of the Company meets on a quarterly basis and may have additional special meetings upon the request of the President or a majority of the directors. During the fiscal year ended September 30, 2002, the Board of Directors of the Company met eight times. No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he or she served that were held during fiscal 2002. The Board of Directors of the Company has established the following committees, among others:

      Internal Review Committee. The Internal Review Committee consists of Messrs. Calderoni, Purdy and O'Donnell. The Internal Review Committee reviews the records and affairs of the Company, engages the Company's external auditors, meets with the Company's outsourced internal auditor, and reviews their reports. The members of the Internal Review Committee are independent as such term is currently defined in Rule 4200(a)(15) of the Nasdaq Stock Market's listing standards. The Internal Review Committee meets on an as needed basis and met four times in fiscal 2002. On May 24, 2000, the Board of Directors of the Company adopted an Audit Committee Charter, which was filed as an appendix to the proxy statement for the annual meeting of stockholders in January 2001.

      Nominating Committee. The Nominating Committee consists of Messrs. Soss, Jones and Donald Hosier, who is Chairman of the Committee. The Nominating Committee, which is responsible for reviewing and nominating candidates to the Board, met one time during fiscal 2002 in connection with the nominations for the annual meeting of stockholders in January 2002.

      In addition to the committees of the Company described above, the Bank also has established other committees which include members of the Board of Directors of the Bank as well as senior management and which meet as required. These committees include, among others, the Executive Committee, Compensation Committee, Internal Review Committee, Asset/Liability Committee, Loan Committee, Community Investment Committee and Asset Quality Review Committee.

      Compensation Committee. The Compensation Committee of the Bank consists of Messrs. Calderoni, D'Ignazio and Letts. The Compensation Committee reviews overall compensation and benefits for the Bank's employees and senior officers and recommends compensation and benefits for the President. The Company does not pay separate compensation to its employees and officers. The Compensation Committee of the Bank met one time in fiscal 2002 and its report is included below under "Executive Compensation."

REPORT OF THE INTERNAL REVIEW COMMITTEE OF THE COMPANY

      The Internal Review Committee of the Company is responsible for providing independent, objective oversight of the Company's accounting function and internal controls. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and financial reporting procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to their conformity with generally accepted accounting principles.

      The Internal Review Committee is composed of directors all of whom are independent as defined by The Nasdaq Stock Market, Inc. listing standards. The Internal Review Committee is governed by the Audit Committee Charter which specifies, among other things, the scope of the Committee's responsibilities and how those responsibilities are to be performed. The responsibilities of the Internal Review Committee include being the primary liaison with the external independent auditors and meeting and reviewing reports prepared by the Company's outsourced internal auditor.

      The Internal Review Committee has reviewed and discussed the audited financial statements with management. In addition, in compliance with applicable provisions of the Audit Committee Charter, the Internal Review Committee has considered whether the provision of any non-audit services by the independent auditors is compatible with maintaining the auditor's independence and has discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Internal Review Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountant, the independent accountant's independence. Based on the review and discussions referred to above in this report, the Internal Review Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report to Stockholders, which financial statements were incorporated into the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Commission. The Internal Review Committee also has recommended the reappointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ended September 30, 2003.

                            INTERNAL REVIEW COMMITTEE

Edward Calderoni            Donald A. Purdy            William J. O'Donnell, CPA

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

      Set forth below is information with respect to the principal occupations during at least the last five years for the six executive officers of the Company and/or the Bank who do not serve as directors. There are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer of the Company.

      A. CHARLES AMENTT, JR. Age 47. Mr. Amentt has served as Senior Vice President of Commercial Lending since July 2002 and prior thereto was Vice President of Commercial Lending since 1996.

      ROSE MARY DIMARCO. Age 40. Ms. DiMarco has served as Senior Vice President of Finance since July 2002 and has been employed in various capacities at the Bank since 1989.

      STEPHEN J. HENDERSON. Age 55. Mr. Henderson has served as Senior Vice President of Residential Lending Officer since May 1991 and has been employed in various capacities at the Bank since 1971.

      ROBERT R. HOSIER. Age 41. Mr. Hosier has served as Senior Vice President of Information Technology since July 2002 and has been employed in various capacities at the Bank since 1987.

      ELIZABETH M. MULCAHY. Age 65. Ms. Mulcahy has served as Senior Vice President of Human Resources, Branch Operations and Security since 1991 and has been employed in various capacities at the Bank since 1964.

      CAROL WALSH. Age 54. Ms. Walsh has served as Corporate Secretary since August 1991 and has been employed in various capacities at the Bank since 1970.

      ROBIN G. OTTO. Age 44. Ms. Otto has served as Senior Vice President of Marketing at the Bank since December 2002; previously marketing consultant with Palindrome Consulting, Glen Mills, Pennsylvania since August 1996; and prior thereto, Ms. Otto served as an officer of the Bank.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and
(iii) all directors and executive officers of the Company as a group.

                                                         Amount and Nature
              Name of Beneficial                           of Beneficial
              Owner or Number of                          Ownership as of               Percent of
               Persons in Group                         December 6, 2002(1)            Common Stock
-----------------------------------------               -------------------            ------------
First Keystone Financial, Inc.                                 320,175                      16.0%
  Employee Stock Ownership Plan Trust(2)
22 West State Street
Media, Pennsylvania 19063

Charles J. Moore                                               129,100(3)                    6.4
The Banc Funds Company L.L.C
208 South LaSalle Street
Chicago, Illinois 60604

Dimensional Fund Advisors Inc.                                 138,300(4)                    6.9
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Jeffrey L. Gendell                                             170,800(5)                    8.5
Tontine Financial Partners, L.P.
200 Park Avenue, Suite 3900
New York, New York 10166

Directors:
   Edward Calderoni                                             33,313(6)                    1.7(15)
   Donald S. Guthrie                                           105,813(7)                    5.2(15)
   Donald G. Hosier, Jr.                                         3,850(8)                      *(15)
   Edmund Jones                                                 37,530(9)                    1.9(15)
   Thomas M. Kelly                                              66,321(10)                   3.2(15)
   William J. O'Donnell                                            --                        --
   Donald A. Purdy                                              60,360(11)                   3.0(15)
   Marshall J. Soss                                              2,000                         *(15)

Other Named Executive Officers:
   Stephen J. Henderson                                         61,881(12)                   3.0(15)
   Elizabeth M. Mulcahy                                         79,287(13)                   3.9(15)

Directors of the Bank who do not serve as
   directors of the Company (4 persons)                        141,096                       6.9(15)

Directors and executive officers of the
  Company and the Bank as a group (19
  persons)                                                     652,718(14)                  29.2(15)

--------------------
 *Represents less than 1% of the outstanding shares of Common Stock.

                                         (Footnotes continued on following page)

-------------------

(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) The First Keystone Financial, Inc. Employee Stock Ownership Plan Trust (the "Trust") was established pursuant to the First Keystone Financial, Inc. Employee Stock Ownership Plan (the "ESOP") by an agreement between the Company and Messrs. Calderoni, Jones and Purdy, who act as trustees of the plan (the "Trustees"). Under the terms of the ESOP, the Trustees generally will vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will generally be voted by the Trustees in the same ratio on any matter as to those shares for which instructions are given, subject in each case to the fiduciary duties of the Trustees and applicable law. Any allocated shares which either abstain or are not voted on a proposal will be disregarded in determining the percentage of stock voted for and against such proposal by the participants. As of the Voting Record Date, 191,841 shares held in the Trust had been allocated to the accounts of participating employees including 59,991 shares beneficially owned by eight executive officers.

(3) Information obtained from a Schedule 13G, dated February 14, 2002, filed with the SEC with respect to shares of Common Stock beneficially owned by The Banc Funds Company, L.L.C. ("Banc Funds"). The Schedule 13G states that Banc Fund IV L.P. and Banc Fund V L.P. (the "Funds") have sole voting power as to 116,800 and 12,300 shares, respectively. The sole stockholder of the general partner of the Funds is Banc Funds which is controlled by Charles J. Moore who as such, has voting and dispositive authority over the shares held thereby.

(4) Information obtained from a Schedule 13G, dated February 12, 2002, filed with the SEC with respect to shares of Common Stock beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(5) Information obtained from Schedule 13D, filed November 21, 2001 with the SEC with respect to shares of Common Stock beneficially owned by Tontine Financial Partners, L.P. ("TFP") which reports shared voting and dispositive power with respect to all the shares. Tontine Management, L.L.C. is the general partner to TFP. Mr. Gendell serves as the managing member of Tontine Management.

(6) Includes options covering 8,950 shares granted pursuant to the 1998 Stock Option Plan ("1998 Option Plan") and the 1995 Stock Option Plan ("1995 Option Plan") (collectively, the "Option Plans") that may be acquired within 60 days of the Voting Record Date and 22,160 shares held jointly with spouse.

(7) Includes 14,077 shares held in the Bank's 401(k)/Profit-Sharing Plan ("401(k)Plan"), 13,268 shares allocated to Mr. Guthrie as a participant in the ESOP and 37,050 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(8) Includes 2,324 shares held by the Montgomery Insurance Services, Inc. Employee Profit Sharing Plan of which Mr. Hosier is a trustee.

                                         (Footnotes continued on following page)

-------------------
(9) Includes 5,000 shares owned by Mr. Jones' spouse and 4,870 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(10) Includes 9,078 shares held in the 401(k) Plan, 12,077 shares allocated to Mr. Kelly as a participant in the ESOP and 43,770 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(11) Includes 5,530 shares held by Mr. Purdy's spouse over which Mr. Purdy disclaims beneficial ownership and 15,750 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(12) Includes 8,770 shares allocated to Mr. Henderson as a participant in the ESOP and 25,050 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(13) Includes 9,192 shares held in the 401(k) Plan, 2,224 shares held by Ms. Mulcahy's spouse, 8,166 shares allocated to Ms. Mulcahy as a participant in the ESOP and 43,770 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(14) Includes 60,544 shares allocated to executive officers pursuant to the ESOP and 228,650 shares that may be acquired within 60 days of the Voting Record Date pursuant to the exercise of options granted under the Option Plans.

(15) Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth a summary of certain information concerning the compensation paid by the Bank for services rendered in all capacities during the three years ended September 30, 2002 to the Chief Executive Officer of the Bank and the other three officers of the Bank whose total annual cash compensation exceeded $100,000 during fiscal 2002. None of such officers, two of whom also serve as executive officers of the Company (Messrs. Guthrie and Kelly), receive any compensation from the Company.

                                           Annual Compensation(1)      Long Term Compensation
                                           ----------------------      ----------------------
                                                                               Awards
                                                                       ----------------------
          Name and              Fiscal                                                 Number of       All Other
     Principal Position          Year       Salary        Bonus       Stock Grants      Options      Compensation
     ------------------         ------     --------      --------     ------------     ---------     ------------
Donald S. Guthrie                2002      $253,000       $28,102        $                            $56,234(2)
   Chairman of the Board         2001       230,000        27,805            --             --         55,404(2)
   and Chief   Executive         2000       207,000        36,123            --             --         53,856(2)
   Officer

Thomas M. Kelly                  2002      $186,000       $17,098        $   --             --        $26,069(3)
   President and Chief           2001        168,000       21,831            --             --         18,013(3)
   Financial Officer             2000        155,217       26,349          1,213         11,750        29,207(3)

Stephen J. Henderson             2002      $105,000        $6,000        $   --             --        $16,955(4)
   Senior Vice                   2001       100,000         6,000            --             --         14,322(4)
   President/Lending             2000        98,412         7,000          1,213         11,750        23,504(4)

Elizabeth M. Mulcahy             2002      $ 99,000        $6,423        $   --             --        $22,889(5)
   Senior Vice                   2001        94,000         6,398            --             --         23,901(5)
   President/Human               2000        91,108         7,304          1,213         11,750        23,707(5)
   Resources

-----------

(1) Does not include amounts attributable to miscellaneous personal benefits received by the named executive officers. In the opinion of management of the Company, the costs to the Bank of providing such benefits to such persons during the fiscal year ended September 30, 2002 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for each individual.

(2) Reflects contributions made by the Bank on Mr. Guthrie's behalf to the 401(k) Plan in fiscal years 2002, 2001 and 2000; also reflects in fiscal years 2002, 2001 and 2000 the allocation of shares of Common Stock to Mr. Guthrie's account in the ESOP with a fair market value as of the date of allocation of $24,519, $20,336 and $16,726, respectively. In addition, such amount includes in each fiscal year presented the present value of the premiums paid as well as the term insurance premiums paid in each such period for split life insurance purchased by the Bank to supplement the retirement benefits to be received by Mr. Guthrie pursuant to the Bank's retirement plans. See "- Benefits - Supplemental Retirement Benefits."

(3) Reflects contributions made by the Bank on Mr. Kelly's behalf to the 401(k) Plan in fiscal years 2002, 2001 and 2000; also reflects in fiscal years 2002, 2001 and 2000 the allocation of shares of Common Stock to Mr. Kelly's account in the ESOP with a fair market value as of the date of allocation of $24,189, $20,041 and $16,571, respectively.

                                         (Footnotes continued on following page)

-----------

(4) Reflects contributions made by the Bank on Mr. Henderson's behalf to the 401(k) Plan in fiscal years 2002, 2001 and 2000; also reflects in fiscal years 2002, 2001 and 2000 the allocation of shares of Common Stock to Mr. Henderson's account in the ESOP with a fair market value as of the date of allocation of $15,568, $14,902 and $13,409, respectively.

(5) Reflects contributions made by the Bank on Ms. Mulcahy's behalf to the 401(k) Plan in fiscal years 2002, 2001 and 2000; also reflects in fiscal years 2002, 2001 and 2000 allocation of shares of Common Stock to Ms. Mulcahy's account in the ESOP with a fair market value as of the date of allocation of $14,824, $14,194 and $12,696, respectively. In addition, such amount includes in fiscal years 2002, 2001 and 2000 value of the premiums paid as well as the term insurance premiums paid in each such period for split life insurance purchased by the Bank to supplement the retirement benefits to be received by Ms. Mulcahy pursuant to the Bank's retirement plans. See "-- Benefits -- Supplemental Retirement Benefits."

STOCK OPTIONS

      The following table discloses certain information regarding the options held at September 30, 2002 by the Chief Executive Officer and the other named executive officers. No options were granted thereto during the fiscal year ended September 30, 2002.

                                                         Number of Options at                   Value of Options at
                                                          September 30, 2002                    September 30, 2002
                                                   ---------------------------------    ----------------------------------
                            Shares
                          Acquired on    Value
      Name                 Exercise     Realized   Exercisable(1)   Unexercisable(1)    Exercisable(2)    Unexercisable(2)
--------------------      -----------   --------   --------------   ----------------    --------------    ----------------
Donald S. Guthrie               6,720    $43,486         37,050           4,700           $240,000             $15,863
Thomas M. Kelly                   --         --          43,770           4,700            317,554              15,863
Stephen J. Henderson            6,561     55,769         25,050           4,700            167,794              15,863
Elizabeth M. Mulcahy              --         --          43,770           4,700            317,554              15,863

------------------

(1) Number of options has been adjusted to reflect effect of two-for-one stock split effected in fiscal 1998 with respect to options granted prior to split.

(2) Based on a per share market price of $15.50 at September 30, 2002. Except with respect to options to purchase 11,750 shares granted to each of such officers in fiscal 1999 with an exercise price of $12.125, the exercise price for all options reflected in the table is $7.50.

DIRECTORS' COMPENSATION

      BOARD FEES. Directors of the Company received no compensation during fiscal 2002, except for Messrs. Hosier and Soss who are paid $1,750 per quarter as directors of the Company. During fiscal 2002, members of the Board of Directors of the Bank received $900 per meeting attended. Full-time officers who serve on the Board do not receive any fees for attending meetings of the Board or committees thereof. During fiscal 2002, the Chairman of the Board of the Bank received an annual fee of $5,000. During fiscal 2002, members of the Board serving on the Bank's Executive Committee, Community Investment Committee, Compensation Committee, Loan Committee and Internal Review Committee received $200 per meeting attended, while members of the Board serving on other Company committees received $200 per meeting attended.

      STOCK OPTIONS. Pursuant to the 1995 Option Plan, in July 1995 each non-employee director of the Company then serving was granted compensatory stock options to purchase 2,720 shares of Common Stock (except that each non-employee director who had served as a director of the Bank for more than 30 years was granted compensatory options to purchase 5,440 shares of Common Stock). In addition, compensatory options to purchase 340 shares of Common Stock were granted to each non-employee director (except that each non-employee director who has served as a director of the Bank for more than 30 years was granted compensatory options to purchase 680 shares of Common Stock) on each of the next two succeeding anniversary dates of the initial grant. Options granted to non-employee directors vest at the rate of 20% per year from the date of grant. The number of shares subject to such option grants discussed above do not reflect the effect of the two-for-one stock split effected in fiscal 1998. During fiscal 1999, each then serving non-employee director was granted compensatory options to purchase 2,150 shares at $12.125 per share (the fair market value of the Common Stock on the date of grant) pursuant to the 1998 Option Plan. The options vest over a three year period. During fiscal 2002, Messrs. Soss and Donald Hosier, appointed as directors in fiscal 2001, were each granted options to purchase 2,150 shares at $14.84 per share, which options vest over a three year period.

EMPLOYMENT AND SEVERANCE AGREEMENTS

      The Company and the Bank (collectively the "Employers") entered into employment agreements with each of Messrs. Guthrie, Henderson and Kelly effective May 26, 1999. The Employers agreed to employ Messrs. Guthrie, Henderson and Kelly for a term of three years in their current respective positions. The term of each employment agreement is extended each year on its anniversary date for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the annual anniversary date, elect not to extend the employment term. The term of each employment agreement was extended in 2002 for an additional year.

      The employment agreements are terminable with or without cause by the Employers. The officers have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by the officer as a result of certain adverse actions which are taken with respect to the officer's employment following a Change in Control of the Company, as defined, Messrs. Guthrie, Henderson and Kelly will be entitled to a cash severance amount equal to three times their base salary. In addition, Messrs. Guthrie, Henderson and Kelly will be entitled to a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreement or until the officer obtains full-time employment with another employer, whichever occurs first.

      The Employers also entered into two-year severance agreements with Mesdames Mulcahy and Walsh effective May 26, 1999. Under the terms of such severance agreements, the Employers have agreed that in the event that such officer's employment is terminated as a result of certain adverse actions that are taken with respect to the officer's employment following a Change in Control of the Company, as defined, such officer will be entitled to a cash severance amount equal to two times her base salary. The term of each severance agreement shall be extended each year for a successive additional one-year period unless the Employers or the officer, not less than 30 days prior to the anniversary date, elect not to extend the term of the severance agreement. The term of both severance agreements was extended in 2002 for an additional year.

      Each of the employment and severance agreements with the Employers provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the executive officer would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement. Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to the executive officers under the employment or severance agreements. Although the above-described employment and severance agreements could increase the cost of any acquisition of control of the Company, management of the Company does not believe that the terms thereof would have a significant anti-takeover effect.

      A change in control generally is defined in the employment and severance agreements to include any change in control of the Company or the Bank required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and
(ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period.

      Messrs. Guthrie's and Kelly's agreements provide that they will be entitled to the use of an automobile. In addition, in the event of Messrs. Guthrie's, Kelly's or Henderson's death during the term of their respective agreements, their estates will receive payments equal to the amount of compensation due for the remainder of the term of their agreements at their respective current salary at the time of their deaths. Mr. Guthrie's employment agreement also provides for medical insurance coverage for him and his spouse until he reaches age 69 and that in the event of his death, his spouse shall be covered under the Bank's health insurance plan until age 69. Mr. Kelly's employment agreement also provides medical insurance coverage under such plan during the term of his agreement for him and the members of his immediate family and provides for continued coverage for a period of five years following the termination of his agreement except if he is terminated for cause.

BENEFITS

      Deferred Compensation Arrangements. The Bank provides supplemental retirement benefits to Messrs. Betts (an advisory director and former director of the Bank and the Company), Jones and Purdy and Ms. Faulkner (a director of the Bank) in recognition of their long service as officers of the Bank. Under the terms of the Bank's amended arrangements with such persons, each person receives monthly payments, which payments commenced the first month subsequent to each such person's retirement. Such payments will continue as long as such persons continue to serve on the Board of the Bank or the Company or in an advisory capacity. In addition, Mr. Purdy also chose to defer receipt of approximately one-half of his payments during part of fiscal 1999 and all of fiscal 2000. In accordance with such arrangements, such persons received an aggregate of $119,000 during fiscal 2002.

      Supplemental Retirement Benefits. In July 1994, the Bank purchased a split dollar variable life insurance policy for the benefit of Mr. Guthrie and Ms. Mulcahy in order to supplement the retirement benefits to be received by Mr. Guthrie and Ms. Mulcahy pursuant to the Bank's SEP and the Profit-sharing Plan and the ESOP. Under the current arrangements with the Bank, upon Mr. Guthrie's and Ms. Mulcahy's retirement from the Bank after attaining age 69 and 67, respectively, Mr. Guthrie and Ms. Mulcahy will each receive an aggregate annual supplemental retirement benefit until their death, which is estimated to amount to approximately 70% of Mr. Guthrie's salary and 50% of Ms. Mulcahy's salary. Although the expected benefits are to be paid from the cash value of the policy, there is no guarantee that the cash value of the policy will in fact produce such level of benefits. The insurance policies were issued in each of Mr. Guthrie's and Ms. Mulcahy's name, but the Bank has agreed to pay all premiums required. However, as a part of such agreements, Mr. Guthrie and Ms. Mulcahy have assigned to the Bank their interest in their respective policies to the extent the cash surrender value and death benefit thereof equal the premiums paid. Upon Mr. Guthrie's or Ms. Mulcahy's death, any proceeds remaining after reimbursing the Bank for the total amount of premiums paid will be paid to Mr. Guthrie's or Ms. Mulcahy's beneficiary, as appropriate, under the policy. During fiscal 2002, the Bank incurred an expense of $430,800 due to decline in cash value of the insurance policies. The Bank may enter into agreements during fiscal 2003 with Mr. Kelly and two other executive officers to provide similar benefits to those described above.

REPORT OF THE COMPENSATION COMMITTEE

      Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Bank (since such persons do not receive separate compensation for service as officers of the Company). The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Board of Directors of the Bank has prepared the following report for inclusion in this proxy statement.

      The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and approves changes to base compensation as well as the level of bonus, if any, to be awarded. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Bank uses a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors takes into account individual performance, performance of the Bank, the size of the Bank and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Bank's market area.

      While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Compensation Committee in fiscal 2002 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considers the Bank's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officer in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved the Compensation Committee's recommendation to increase the base salary of the Chief Executive Officer to $268,000 for fiscal 2003.

                       COMPENSATION COMMITTEE OF THE BANK

Edward Calderoni            Silvio F. D'Ignazio                 Willard F. Letts

PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the Common Stock since September 1997 with (i) the yearly cumulative total return on the stocks included in the Russell 2000 Index; (ii) the yearly cumulative total return on the stocks included in the Nasdaq Bank Index; and (iii) the yearly cumulative total return on the stocks indexed in the S&P Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. The graph represents $100 invested in the Company's Common Stock at $16.13 per share on September 30, 1997.

[LINE GRAPH]

         INDEX                         9/30/97      9/30/98      9/30/99      9/30/00      9/30/01    9/30/02
------------------------------         -------      -------      -------      -------      -------    -------
First Keystone Financial, Inc.
  (FKFS)                                100.00        85.78        80.66        68.11        88.63     104.76
Russell 2000 Index  (RTY)               100.00        80.12        94.16       114.88        89.21      79.83
Nasdaq Bank Index (BANK)                100.00        91.42        88.85        93.91       108.74     116.11
S&P Bank Index (BIX)                    100.00        91.54        94.75        99.52       100.08      95.88

                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

      Until November 1996, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

      Except as hereinafter indicated, all loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

         In accordance with applicable regulations, the Bank extends residential first mortgage loans to its directors and executive officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Bank and does not give preference to any executive officer or director over other employees of the Bank. Under the terms of such loans, the interest is 1% below that charged on similar loans to non-employees and certain fees and charges are waived. Set forth in the following table is certain information relating to such preferential loans to executive officers and directors whose loans aggregated in excess of $60,000 which were outstanding at September 30, 2002.

                                                    LARGEST AMOUNT OF
                                                   INDEBTEDNESS BETWEEN         BALANCE AS OF
                                   YEAR LOAN       OCTOBER 1, 2001 AND          SEPTEMBER 30,
        NAME                         MADE           SEPTEMBER 30, 2002             2002            INTEREST RATE
        ----                         ----           ------------------             ----            -------------
Donald S. Guthrie                    1997               $  78,839                 $ 69,048              5.500%

Thomas M. Kelly                      2001                  99,296                   94,926              5.750

Donald G. Hosier Jr.                 2002                 218,000                  212,265              5.100

A. Charles Amentt, Jr.               2000                 127,192                  124,971           variable

Robert R. Hosier                     1997                 233,316                  227,489              5.875

      Mr. Edmund Jones, a director of the Company and the Bank, is a member of the law firm, Jones, Strohm & Guthrie, P.C., which serves as general counsel to the Bank.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("Commission"). Officers, directors and more than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

      Based solely on its review of the copies of such forms received by it, the Company believes that during the year ended September 30, 2002 and with respect thereto, all filing requirements applicable to its officers and directors and more than 10% stockholders have been satisfied.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors of the Company has appointed Deloitte & Touche LLP, independent certified public accountants, to perform the audit of the Company's financial statements for the fiscal year ending September 30, 2003, and further directed that the selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

      The Company has been advised by Deloitte & Touche LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Deloitte & Touche LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

         The Internal Review Committee considered, in determining whether to appoint Deloitte & Touche LLP as the Company's auditors, whether the provision of services, other than auditing services, by Deloitte & Touche LLP is compatible with maintaining the auditor's independence. In addition to performing auditing services, the Company's auditors performed other audit- and tax-related services for the Company in fiscal 2002. These other services included tax services and tax consulting services. The Internal Review Committee believes that Deloitte & Touche LLP's performance of these other services is compatible with maintaining the auditor's independence.

AUDIT FEES

      The aggregate amount of the fees billed by Deloitte & Touche LLP for its audit of the Company's annual financial statements for fiscal 2002 and for its reviews of unaudited interim financial statements included in reports filed by the Company under the Exchange Act during such fiscal year was $103,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION

      The Company did not engage or pay any fees to Deloitte & Touche LLP with respect to the provision of financial information systems design and implementation service during fiscal 2002.

OTHER FEES

      The aggregate amount of fees billed by Deloitte & Touche LLP for all other services (as described above) rendered to the Company during fiscal 2002 was $16,170.

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

                              STOCKHOLDER PROPOSALS

      Any proposal that a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is anticipated to be held in January 2004, must be received at the principal executive offices of the Company, 22 West State Street, Media, Pennsylvania 19063, Attention: Carol Walsh, Corporate Secretary, no later than August 28, 2003. If such proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

      Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 9.D of the Company's Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company. Proposals to be presented at this Annual Meeting had to be submitted to the Company by November 24, 2002. No such proposals were received by such date. Proposals to be submitted for consideration at the Company's next annual meeting of stockholders must be received by November 23, 2003. Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Company's Articles of Incorporation.

                                 ANNUAL REPORTS

      A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2002 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

      UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2002 REQUIRED TO BE FILED UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL WALSH, CORPORATE SECRETARY, FIRST KEYSTONE FINANCIAL, INC., 22 WEST STATE STREET, MEDIA, PENNSYLVANIA 19063. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

      Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. As of the date hereof, management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

      The cost of the solicitation of proxies will be borne by the Company. The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. Such firm will be paid a fee of $5,500. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

      YOUR VOTE IS IMPORTANT! WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                 REVOCABLE PROXY
                         FIRST KEYSTONE FINANCIAL, INC.

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 22, 2003 AND AT ANY ADJOURNMENT THEREOF.

The undersigned, being a stockholder of the Company as of December 6, 2002, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on January 22, 2003 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.


                                                   With-      For All
                                         For       hold        Except
1. ELECTION OF DIRECTORS                 [ ]       [ ]          [ ]
   Nominees for four-year term:

   DONALD S. GUTHRIE
   EDMUND JONES


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

                                         For      Against     Abstain
2. PROPOSAL to ratify the appointment    [ ]        [ ]         [ ]
   of Deloitte & Touche LLP as the
   Company's independent auditors for
   the fiscal year ending September
   30, 2003.


PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.                          [ ]

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE BOARD OF DIRECTORS' NOMINEES AND PROPOSAL 2.

    The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for January 22, 2003, a Proxy Statement for the Annual Meeting and the Company's 2002 Annual Report to Stockholders prior to the signing of this Proxy.


Please be sure to sign and date this Proxy in the box below.

                                                      Date
                                                          ---------------------

--------------------------------------------------------------------------------
Stockholder sign above                          Co-holder (if any) sign above

--------------------------------------------------------------------------------

  - DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED. -

                         FIRST KEYSTONE FINANCIAL, INC.

    PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS PROXY. WHEN SIGNING IN A REPRESENTATIVE CAPACITY, PLEASE GIVE TITLE. WHEN SHARES ARE HELD JOINTLY, ONLY ONE HOLDER NEED SIGN.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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